                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                                 MARCH 12, 2001

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., scheduled for Wednesday, April 18, 2001, at 1:00 p.m., in the Company's executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

    I hope that you will be able to attend the Annual Meeting on April 18, 2001. A luncheon reservation card is also enclosed if you are able to attend the Company's luncheon immediately preceding the meeting.

                                          Sincerely,
                                          /s/ Zan Guerry

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

enclosures

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2001

To the Shareholders of Chattem, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Chattem, Inc., a Tennessee corporation (the "Company"), will be held on Wednesday, April 18, 2001, at 1:00 p.m. local time, at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

    (1) To elect two members to the Board of Directors, each to serve for a three year term;

    (2) To ratify the appointment of Arthur Andersen LLP as independent auditors; and

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

    Only shareholders of record at the close of business on February 23, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

    You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          [SIG]

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Chattanooga, Tennessee
March 12, 2001

                                 CHATTEM, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2001

SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any adjournment(s) thereof, to be held at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 18, 2001, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 12, 2001.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on February 23, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock without par value ("Common Stock") is entitled to one vote. As of February 23, 2001 there were issued and outstanding 8,867,751 shares of Common Stock.

    Set forth below is information, as of February 23, 2001, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the four other most highly compensated executive officers for the previous fiscal year and (d) all directors and executive officers of the Company as a group:

                                                               AMOUNT AND NATURE OF           PERCENT
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP (1)       OF CLASS (2)
------------------------                                     ------------------------       ------------
Peter R. Kellogg...........................................           1,387,000(3)             15.64%
120 Broadway
New York, NY 10274

Zan Guerry.................................................           1,062,305(4)(5)(6)       11.79
1715 W, 38th St.
Chattanooga, TN 37409

Robert E. Bosworth.........................................             792,509(6)(7)           8.94
735 Broad Street
The James Building, Suite 1204
Chattanooga, TN 37402

Hamico, Inc................................................             764,114                 8.62
1715 W 38th Street
Chattanooga, TN 37409

T. Rowe Price Associates, Inc..............................             572,700(8)              6.46
100 E. Pratt Street
Baltimore, MD 21202

                                                               AMOUNT AND NATURE OF           PERCENT
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP (1)       OF CLASS (2)
------------------------                                     ------------------------       ------------
A. Alexander Taylor II.....................................              91,513(9)              1.02

Samuel E. Allen............................................              23,250                *

Louis H. Barnett...........................................             148,775(10)             1.68

Richard E. Cheney..........................................              19,010                *

Scott L. Probasco, Jr......................................             106,926(11)             1.20

Philip H. Sanford..........................................              14,773                *

B. Derrill Pitts...........................................              45,740                *

Charles M. Stafford........................................              28,000                *

Robert S. Marshall.........................................              24,250                *

Directors and Executive Officers...........................           1,592,937                17.30
  as a Group (11 persons)

------------------------

*   Less than 1.0%.

 (1) Except as otherwise indicated, refers to either shared or sole voting and investment power. Includes the following numbers of shares subject to purchase pursuant to options that are exercisable within 60 days of February 23, 2001 under the Company's Non-Statutory Stock Option Plan--1993 (the "1993 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan--1994 (the "1994 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan--1998 (the "1998 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Plan") or the 1999 Stock Plan for Non-Employee Directors (the "1999 Director Plan"): Mr. Guerry--139,100 shares, Mr. Taylor--78,500 shares,
     Mr. Probasco--12,500 shares, Mr. Allen--3,500 shares, Mr. Barnett--11,750 shares, Mr. Cheney--11,750 shares, Mr. Sanford--2,750 shares,
     Mr. Bosworth--750 shares, Mr. Pitts--33,125 shares, Mr. Stafford--26,250 shares, Mr. Marshall--22,250 shares, and all directors and executive officers as a group--342,225 shares.

 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

 (3) This information is based solely upon a Schedule 13G filed by Mr. Kellogg on February 9, 2001.

 (4) Includes 5,998 shares held in trust for Mr. Guerry pursuant to the terms of the Company's Savings and Investment Plan.

 (5) Includes 2,685 shares which Mr. Guerry holds as custodian for his children. Mr. Guerry disclaims beneficial ownership of these custodial shares.

 (6) Includes 764,114 shares owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.

 (7) Includes 23,760 shares held in trust for Mr. Bosworth pursuant to the terms of the Company's Savings and Investment Plan.

 (8) This information is based solely upon a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 6, 2001.

 (9) Includes 588 shares held in trust for Mr. Taylor pursuant to the terms of the Company's Savings and Investment Plan, 1,500 shares held by Mr. Taylor's spouse and 1,125 shares which Mr. Taylor holds as custodian for his children. Mr. Taylor disclaims beneficial ownership of the shares held by his spouse and the custodial shares.

(10) Includes 115,359 shares which are held in trust for the benefit of various family members. Mr. Barnett disclaims beneficial ownership of these shares.

(11) Includes 1,500 shares which are held in trust for the benefit of Mr. Probasco's spouse. Mr. Probasco disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under federal securities laws, the Company's directors, executive officers and 10% or more shareholders are required to report, within specified monthly and annual due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year, except that Andrea M. Crouch, Vice President--Toiletries Marketing, failed to timely file a Form 4 for 1,000 shares acquired in March 2000, which transaction was reported on a Form 4 filed April 12, 2000.

REVOCABILITY OF PROXY

    Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

    On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 23, 2001. There will be no cumulative voting.

ACTION TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) "FOR" the election of the two persons specified as nominees for directors of the Company, each of whom will serve for a three year term; (b) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (c) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the management of the Company may recommend.

    Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is separated into three classes having staggered terms of three years each. At present, two classes consist of three directors each and one class consists of two directors. Each director elected at the Annual Meeting will serve until the Annual Meeting of Shareholders in 2004 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Scott L. Probasco and Zan Guerry are the Board of Directors' nominees for election. The Board of Directors has no nominating committee, and all nominees are selected by the Board of Directors at large. Directors will be elected by a plurality of the votes cast.

    The directors meet quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 2000, the Board of Directors conducted a total of four regularly scheduled meetings and one special meeting. Each director attended 75% or more of the meetings of the Board of Directors and of any committees on which he served during this period.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

    The following information is furnished with respect to the nominees and continuing directors:

                     NAME                         AGE                 PRINCIPAL OCCUPATION
                     ----                       --------   ------------------------------------------
NOMINEES FOR TERMS OF OFFICE TO EXPIRE IN 2004

Scott L. Probasco, Jr.........................     72      Chairman of the Executive Committees of
                                                           SunTrust Bank, Chattanooga, N.A., and
                                                           SunTrust Banks of Tennessee, Inc. Also a
                                                           director of SunTrust Banks, Inc. and Coca-
                                                           Cola Enterprises Inc. Member of the
                                                           Company's Audit and Compensation
                                                           Committees. First elected a director of
                                                           the Company in 1966.

Zan Guerry....................................     52      Chairman of the Board of the Company since
                                                           June 1990 and Chief Executive Officer of
                                                           the Company since January 1998. Previously
                                                           served as President of the Company from
                                                           1990 to 1998. Director of SunTrust Bank,
                                                           Chattanooga, N.A. First elected a director
                                                           of the Company in 1981.

DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 2002

Samuel E. Allen...............................     64      Chairman and Chief Executive Officer of
                                                           Globalt, Inc. (investment management).
                                                           Member of the Company's Audit Committee.
                                                           First elected a director of the Company in
                                                           1993.

                     NAME                         AGE                 PRINCIPAL OCCUPATION
                     ----                       --------   ------------------------------------------
Philip H. Sanford.............................     47      Chairman and Chief Executive Officer of
                                                           The Krystal Company (restaurants).
                                                           Previously Senior Vice President, Finance
                                                           and Administration of Coca-Cola
                                                           Enterprises Inc. Director and Member of
                                                           the Executive Committee of SunTrust Bank,
                                                           Chattanooga, N.A. Member of the Company's
                                                           Compensation Committee. First elected a
                                                           director of the Company in 1999.

A. Alexander Taylor II........................     47      President and Chief Operating Officer of
                                                           the Company since January 1998. Partner
                                                           with law firm of Miller & Martin, general
                                                           counsel to the Company, from 1983 to 1998.
                                                           Director of U.S. Xpress Enterprises, Inc
                                                           (transportation) and The Krystal Company
                                                           (restaurants). First elected a director of
                                                           the Company in 1993.

DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 2003

Louis H. Barnett..............................     82      Consultant to the Company and others.
                                                           First elected a director of the Company in
                                                           1970.

Robert E. Bosworth............................     53      Vice President--Corporate Finance of
                                                           Livingston Company (merchant banking)
                                                           since February 2001. Independent business
                                                           consultant since January 1998. Executive
                                                           Vice President of the Company from June
                                                           1990 to January 1998 and Chief Financial
                                                           Officer from April 1985 to January 1998.
                                                           Director of Covenant Transport, Inc.
                                                           (transportation). Member of the Company's
                                                           Audit Committee. First elected a director
                                                           of the Company in October 1986.

Richard E. Cheney.............................     79      Former Chairman Emeritus, director and
                                                           member of the executive committee, Hill
                                                           and Knowlton, Inc. (international public
                                                           relations and public affairs consulting).
                                                           Director of Stoneridge, Inc. (engineered
                                                           electrical vehicle components) and The
                                                           Rowe Companies (home furnishings). Member
                                                           of the Company's Compensation Committee.
                                                           First elected a director of the Company in
                                                           1984.

    In accordance with the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee. For further information regarding these two committees, refer to "Compensation Committee Report on Executive Compensation" and "Audit Committee Report" below.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information for the past three fiscal years concerning compensation paid or accrued by the Company to or on behalf of the Company's chief executive officer and the four other most highly compensated executive officers of the Company during the fiscal year ended November 30, 2000:

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION   LONG TERM COMPENSATION
                                           -------------------   ----------------------
                                 FISCAL                          SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS        OPTIONS AWARDED       COMPENSATION(2)
---------------------------     --------   --------   --------   ----------------------   ---------------
Zan Guerry                        2000     $360,005   $  --             150,000(1)             $3,179
Chairman of the Board             1999      334,467    204,188           41,000(1)              3,183
and Chief Executive Officer       1998      306,900    248,738          130,000                 3,442
A. Alexander Taylor II            2000      310,004      --             100,000(1)              2,742
President and Chief               1999      283,333    171,875           28,000(1)              2,703
Operating Officer                 1998      225,694    209,375           90,000                 1,878
B. Derrill Pitts                  2000      150,370     50,000           40,000(1)              1,607
Vice President--                  1999      143,910     52,650           12,000(1)              1,544
Manufacturing Operations          1998      137,700     82,838           25,000                 1,669
Robert S. Marshall                2000      136,035      --              40,000(1)              1,597
Vice President--                  1999      110,240     39,000           12,000(1)              1,585
Marketing                         1998      102,000     50,250           20,000                 2,089
Charles M. Stafford               2000      134,498      --              25,000(1)              1,605
Vice President--                  1999      128,720     47,093            8,000(1)              1,538
Sales                             1998      123,165     60,677           20,000                 1,651

------------------------

(1) These options were terminated by the Company with the consent of the option holders on October 24, 2000.

(2) Represents premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit of up to $450,000 as follows for the 2000 fiscal year: Mr. Guerry--$554;
    Mr. Taylor--$374. Also represents the Company's contributions with respect to the Company's Savings and Investment Plan for the named executive as follows for the 2000 fiscal year: Mr. Guerry--$2,625; Mr. Taylor--$2,368; Mr. Pitts--$1,607; Mr. Marshall--$1,597; and Mr. Stafford--$1,605.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended November 30, 2000:

                       OPTIONS/GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                 -------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                                    PERCENTAGE                                  AT ASSUMED ANNUAL
                                                     OF TOTAL                                    RATES OF STOCK
                                                     OPTIONS       EXERCISE                    PRICE APPRECIATION
                                                    GRANTED TO     OR BASE                       FOR OPTION TERM
                                    OPTIONS         EMPLOYEES       PRICE     EXPIRATION   ---------------------------
NAME                             GRANTED (#)(1)   IN FISCAL YEAR    ($/SH)       DATE         5%($)          10%($)
----                             --------------   --------------   --------   ----------   ------------   ------------
Zan Guerry.....................     150,000            22.62       18.8130     12-06-09      4,596,659      7,319,413
A. Alexander Taylor II.........     100,000            15.08       18.8130     12-06-09      3,064,440      4,879,607
B. Derrill Pitts...............      40,000             6.03       18.8130     12-06-09      1,225,776      1,951,841
Robert S. Marshall.............      40,000             6.03       18.8130     12-06-09      1,225,776      1,951,841
Charles M. Stafford............      25,000             3.77       18.8130     12-06-09        766,109      1,219,901

------------------------

(1) These options were terminated by the Company with the consent of the option holders on October 24, 2000.

OPTION EXERCISES AND HOLDINGS

    The option exercises by the Company's chief executive officer and the other named executive officers during the fiscal year ended November 30, 2000, as well as the number and total value of unexercised in-the-money options at November 30, 2000, are shown in the following table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT NOVEMBER 30, 2000

                                                                                                   VALUE OF
                                                                     NUMBER OF                    UNEXERCISED
                                                                    UNEXERCISED                  IN-THE-MONEY
                                 NUMBER OF                          OPTIONS AT                    OPTIONS AT
                              SHARES ACQUIRED    VALUE             NOV. 30, 2000                 NOV. 30, 2000
NAME                            ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE (1)   EXERCISABLE/UNEXERCISABLE
----                          ---------------   --------   -----------------------------   -------------------------
Zan Guerry.................           --           --              106,600/65,000                    $0/$0
A. Alexander Taylor II.....           --           --               54,750/46,250                      0/0
B. Derrill Pitts...........           --           --               25,938/13,437                      0/0
Robert S. Marshall.........           --           --               16,313/10,937                      0/0
Charles M. Stafford........           --           --               20,313/10,937                      0/0

------------------------

(1) Excludes options to purchase a total of 456,000 shares that were terminated by the Company with the consent of the option holders on October 24, 2000.

PENSION PLAN

    The following table shows for various years of service the estimated annual benefits payable under the Chattem, Inc. Pension Plan (the "Pension Plan") upon normal retirement, before deducting a specified percentage of applicable estimated Social Security benefits, as provided in the Pension Plan:

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                               ----------------------------------------------------------------
REMUNERATION                                   15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
------------                                   --------      --------      --------      --------      --------
$100,000.................................      $37,500       $50,000       $50,000       $50,000       $50,000
 150,000.................................       56,250        75,000        75,000        75,000        75,000
 200,000.................................       75,000       100,000       100,000       100,000       100,000
 275,000.................................      103,125       137,500*      137,500*      137,500*      137,500*
 325,000.................................      121,875       162,500*      162,500*      162,500*      162,500*
 350,000.................................      131,250       175,000*      175,000*      175,000*      175,000*
 375,000.................................      140,625*      187,500*      187,500*      187,500*      187,500*
 400,000.................................      150,000*      200,000*      200,000*      200,000*      200,000*
 450,000.................................      168,750*      225,000*      225,000*      225,000*      225,000*
 500,000.................................      187,500*      250,000*      250,000*      250,000*      250,000*

------------------------

*   Exceeds maximum Pension Plan benefit permissible under current federal law.

    The basis for the compensation covered by the Pension Plan is W-2 earnings as adjusted for certain extraordinary income items. Covered compensation for the individuals listed in the summary compensation table as of November 30, 2000, was: Mr. Guerry--$484,791; Mr. Taylor--$431,449; Mr. Pitts--$200,349;
Mr. Marshall--$139,479; and Mr. Stafford--$167,328. The accrued years of service to November 30, 2000, of the individuals listed in the summary compensation table (assuming repayment of Pension Plan loans from funds voluntarily contributed) are as follows: Mr. Guerry--22.75; Mr. Taylor--2.83;
Mr. Pitts--39.53; Mr. Marshall--6.00; and Mr. Stafford--17.32.

    Upon retirement at age 65 (or as otherwise permitted under the Pension
Plan), a participant in the Pension Plan receives an annual benefit which is 2.5% of the average of his highest five consecutive calendar years of compensation (regular wages or salaries, annual bonuses, incentive or Christmas gift payments, overtime pay, shift premium, director's fees and, up to the level of regular wages or salaries, any payments for workers' compensation, civic duty pay, military pay, sickness pay, temporary disability pay or vacation pay) paid during the 10 calendar years immediately preceding the earlier of actual or normal retirement age, multiplied by his years of service not in excess of 20 years. The amount determined in the preceding sentence is then reduced by 2.5% of the participant's primary Social Security benefit, multiplied by the participant's years of service not to exceed 20 years. For retirement before age 65, benefits are further reduced using an early retirement reduction factor and for years of service proration.

    Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

    (i) A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant's life;

    (ii) A reduced annuity benefit to be paid during the participant's life with one-half of the reduced benefit to be continued to the spouse for the spouse's life;

   (iii) A reduced annuity benefit to be paid during the participant's life with either three-fourths of or the full reduced benefit to be continued to the spouse for the spouse's life;

    (iv) A single lump sum payment; or

    (v) A single life annuity.

    In October 2000, the Company's Board of Directors adopted an amendment to freeze the Pension Plan. Effective December 31, 2000, the Pension Plan was frozen. No new participants will be allowed to enter the Pension Plan and current participants will not be allowed to accrue further benefits after that date.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into employment agreements with Messrs. Guerry and Taylor. Each of the employment agreements has a rolling three-year term which renews automatically each year for a new three-year term absent the election of either party to terminate the employment agreement at the end of the current three-year term. The employment agreements provide for a base salary as adjusted from time to time by the Compensation Committee of the Board of Directors and the executives' participation in the annual bonus plan and stock option plans of the Company as determined from time to time by the Compensation Committee of the Board of Directors. The employment agreements are intended to secure the long-term commitment of Messrs. Guerry and Taylor to remain in the Company's employ and impose restrictions on competitive employment should they leave the Company's employment for any reason. The employment agreements prohibit
Messrs. Guerry and Taylor from competing with the Company with respect to existing Company brands or using confidential information for a period of 18 months after termination of employment in exchange for a monthly noncompetition payment equal to 75% of their then established base salary. Upon the early termination of the employment agreement by the Company without cause, Messrs. Guerry and Taylor would also be entitled to a liquidated damages payment in a lump sum equal to 25% of their base salary that would have been payable over the remainder of the term subject to an obligation to repay a pro rated portion of the amount if they are able to secure comparable employment during the remaining period of the term.

    The Company has also entered into separate severance agreements with Messrs. Guerry and Taylor and the other executive officers of the Company, including Messrs. Pitts, Stafford and Marshall. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to secure continuity of management during, and an unbiased review of, any offer to acquire control of the Company and, in the case of Messrs. Pitts, Stafford and Marshall, impose various restrictions on competitive employment should they leave the Company's employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

    The severance agreements become operative if the employment with the Company of one of these officers is terminated or constructively discharged within two years of the occurrence of a change in control of the Company, or if the officer elects to terminate his employment during a period of 60 days following the initial six-month period after the occurrence of a change of control of the Company. If the severance agreement becomes operative, the officer will be entitled to receive a termination payment equal to 299 percent of his average annualized includible compensation from the Company, in the case of Messrs. Guerry and Taylor, and 200 percent of his average annualized includible compensation from the Company, in the case of Messrs. Pitts, Stafford and Marshall, during the five most recently completed fiscal years and the continuation of certain Company-provided benefits. Includible compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

    A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company's outstanding voting shares.

DIRECTOR COMPENSATION

    All directors receive annual compensation of $9,000 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $1,000 for each meeting attended. The outside directors of the Company are also eligible for the grant of stock options under the terms of the Director Plan and for the grant of stock options and the award of Common Stock in lieu of cash fees under the terms of the 1999 Director Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2000, three of the Company's independent directors, Messrs. Cheney, Probasco and Sanford, served on the Compensation Committee. Mr. Taylor, a Director, President and Chief Operating Officer of the Company, serves on the compensation committee of The Krystal Company, the Chairman and Chief Executive Officer of which, Mr. Sanford, is a Director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

IDENTIFICATION OF MEMBERS AND FUNCTIONS OF COMMITTEE

    The Compensation Committee is composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option plans (except for the Director Plan and the 1999 Director Plan), the annual incentive plan and certain other plans. The Compensation Committee met two times in fiscal 2000.

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    The Company attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with average market rates for executives who hold comparable positions or have similar qualifications in companies the Company's size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

    The Company targets its base salary program at slightly below competitive market norms while placing more emphasis on long-term incentive compensation than is common in the market for comparable sized companies. Thus, the Company's executive salaries tend to be slightly below the market average while its long-term incentive award opportunities are at or above average rates.

    The Company's incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company's incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers business unit and individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company's overall bottom-line financial performance in that year.

BASE SALARY PROGRAM

    The Company's base salary program is based on a philosophy of providing salaries that are competitive with, but slightly below, market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework.

ANNUAL INCENTIVE PLAN

    The Company's annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company's corporate performance (and for business unit positions, business unit performance). Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company's business strategy and prevailing market conditions.

    An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate and individual performance. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company's success and successful implementation of business strategy.

LONG-TERM INCENTIVES

    The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company provides long-term incentives to executives in the form of non-qualified stock options.

    The Company's stock option plans are intended to reward participants for generating appreciation in the Company's stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the date of grant. All stock options have a term of ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

    The Company's overall stock option grant levels are established by considering market data for the Company's stock and the number of shares reserved under the plan for option grants. Individual stock option grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option grants in determining the size of new option grants.

    The Company's compensation plans are periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

2000 CHIEF EXECUTIVE OFFICER COMPENSATION

    As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer's compensation are summarized below.

    BASE SALARY

    The base annual salary for the Company's chief executive officer was increased to $370,000 from $350,000 effective June 1, 2000.

    ANNUAL INCENTIVE

    No annual incentive award was earned by the chief executive officer in fiscal 2000.

    LONG-TERM INCENTIVE

    The chief executive officer received an award in fiscal 2000 of options to acquire 150,000 shares at an exercise price of $18.8130. These options were cancelled by the Company with the consent of the chief executive officer on October 24, 2000.

    The foregoing report is submitted by the Compensation Committee, consisting of Richard E. Cheney, Scott L. Probasco, Jr. and Philip H. Sanford.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 2000 fiscal year with the return from:
(i) the S&P 500 Index and (ii) two peer groups of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The new peer group consists of the following selected comparable companies: Playtex Products Inc., Church & Dwight, Inc., Columbia Laboratories, Inc., Del Laboratories, Inc. and Alberto Culver Co. (Class B common stock). The old peer group consisted of the following selected comparable companies: Block Drug Company (Class A Common Stock), Church & Dwight, Inc., Columbia Laboratories, Inc., Del Laboratories, Inc. and Alberto Culver Co. (Class B Common Stock). Block Drug Company was acquired by GlaxoSmithKline in January 2001 and has been replaced in the new peer group with Playtex
Products Inc.

                                 CHATTEM, INC.
                          RELATIVE MARKET PERFORMANCE
                         TOTAL RETURN FISCAL 1996-2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      CHATTEM INC.  S&P 500  NEW PEER GROUP  OLD PEER GROUP
1995           100      100             100             100
1996        201.34   127.86          139.65          137.53
1997        324.32   164.32          181.51          170.69
1998        924.32    203.2          171.45          144.58
1999        417.56   245.66           190.5          159.06
2000        105.41   235.29          187.87          196.68

                                                1995       1996       1997       1998       1999       2000
                                              --------   --------   --------   --------   --------   --------
Chattem Inc.................................   100.00     201.34     324.32     924.32     417.56     105.41
S&P 500.....................................   100.00     127.86     164.32     203.20     245.66     235.29
New Peer Group..............................   100.00     139.65     181.51     171.45     190.50     187.87
Old Peer Group..............................   100.00     137.53     170.69     144.58     159.06     196.68

AUDIT COMMITTEE REPORT

IDENTIFICATION OF MEMBERS AND FUNCTIONS OF COMMITTEE

    The Audit Committee of the Company's Board of Directors is currently composed of three non-employee directors, Samuel E. Allen, Scott L. Probasco and Robert E. Bosworth. Messrs. Allen and Probasco are both, "independent directors" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Bosworth is not an "independent director" as defined in Rule 4200(a)(14) because he served as Executive Vice President and Chief Financial Officer of the Company until his resignation in January, 1998. Because of Mr. Bosworth's substantial financial and accounting experience and since he has not been employed by the Company since January 1998, the Board of Directors determined that Mr. Bosworth's membership on the Audit Committee is in the best interest of the Company and its shareholders.

COMMITTEE CHARTER

    The Board of Directors has adopted a written charter for the Audit Committee, which is included as an appendix to this Proxy Statement. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. In addition, the Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company for each fiscal year. The Audit Committee met two times in person in fiscal year 2000. Prior to the release of quarterly earnings announcements in fiscal year 2000, the Audit Committee or a member of the Committee also reviewed and discussed the interim financial information contained therein with Arthur Andersen LLP, the Company's independent auditors, and with the Company's President and Director of Finance.

AUDITOR INDEPENDENCE

    The Audit Committee received from Arthur Andersen LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and discussed this information with Arthur Andersen LLP. The Audit Committee specifically considered the provision of non-audit services by Arthur Andersen LLP and concluded that the nature and scope of such services provided to the Company did not compromise Arthur Andersen LLP's independence. The Audit Committee also reviewed and discussed with management and with Arthur Andersen LLP the quality and adequacy of the Company's internal controls. The Audit Committee also reviewed with Arthur Andersen LLP and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with Arthur Andersen LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.

REVIEW OF AUDITED FINANCIAL STATEMENTS

    The Audit Committee has reviewed the audited financial statements of the Company and its consolidated subsidiaries as of and for the fiscal year ended November 30, 2000, and has discussed the audited financial statements with management and with Arthur Andersen LLP. Based on all of the foregoing reviews and discussions with management and Arthur Andersen LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2000, to be filed with the Securities and Exchange Commission.

AUDIT FEES

    The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audits of the Company's annual financial statements, including the separate company financial statements of the

Company's foreign subsidiaries and Signal Investment & Management Co., for the fiscal year ended November 30, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000 were $245,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed for financial information systems design and implementation services rendered by Arthur Andersen LLP for fiscal year 2000 were $65,423.

ALL OTHER FEES

    The aggregate fees billed for services rendered by Arthur Andersen LLP, other than fees for the audit and financial information systems design and implementation, for fiscal year 2000, were $181,325.

    The foregoing report is submitted by the Audit Committee, consisting of Samuel E. Allen, Scott L. Probasco and Robert E. Bosworth.

              PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

    The Audit Committee has recommended and the Board of Directors has selected Arthur Andersen LLP as the auditors of the Company. Arthur Andersen LLP has served as the Company's auditors since 1963. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in this capacity. The Company's Board of Directors believes that it is a good practice to submit the appointment of auditors for the approval of the shareholders, although such approval is not required. If shareholder approval for the appointment is not obtained, the Audit Committee will investigate the reasons, and the Board of Directors will reconsider the appointment. If the accompanying proxy is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby FOR the ratification of the appointment of Arthur Andersen LLP as auditors.

    It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Annual Meeting if he desires.

SHAREHOLDERS' PROPOSALS

    Proposals from the Company's eligible shareholders for presentation for action at the 2002 Annual Meeting of Shareholders must be received by the Company no later than November 9, 2001, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to Hugh F. Sharber, Secretary, Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409. In addition, the Company's By-Laws require a shareholder desiring to propose any matter for consideration at the 2002 Annual Meeting of Shareholders to notify the Company's Secretary in writing at the above address on or before January 18, 2002.

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

March 12, 2001

                                    APPENDIX
                                 CHATTEM, INC.
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Securities and Exchange Commission or the public, the systems of internal controls which management and the Board of Directors have established, and the auditing, accounting and financial reporting processes generally. It shall be the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditor and management of the Company.

    The Audit Committee will seek to fulfill these responsibilities by carrying out the responsibilities and duties enumerated in Section V. of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent directors" as defined by the rules of the National Association of Securities Dealers, Inc. ("NASD") on or before June 2001, unless the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by an individual who is not independent as defined by NASD rules is required by the best interests of the Company and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for that determination. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors.

III. MEETINGS

    The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairman shall have discussions with the independent auditor and management quarterly to review the Company's financial statements.

IV. AUTHORITY

    To discharge its oversight responsibilities effectively, the Audit Committee will maintain open lines of communication with management and the independent auditor, each of whom will have free and direct access to the Audit Committee. The Audit Committee has the authority to institute, at its discretion, investigations of suspected improprieties, including the standing authority to retain special counsel or experts.

V. RESPONSIBILITIES AND DUTIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders of the Company that the accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality.

    In carrying out its responsibilities, the Audit Committee shall take the following actions:

    (a) OVERSIGHT OF AUDIT PROCESS

       1. Select, evaluate and, where appropriate, replace the independent auditor who is ultimately accountable to the Board of Directors and the Audit Committee.

       2. Ensure that the independent auditor submits a formal written statement regarding relationships and services which may impact the objectivity and independence of the independent auditor, consistent with Independence Standards Board Standard 1; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditor.

       3. Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditor.

       4. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

       5. Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

       6. Following completion of the annual audit, review separately with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

       7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

    (b) FINANCIAL REPORTING

       1. Ensure that the Audit Committee, or at least its Chairman or an appointed designee from the Audit Committee, reviews the Company's quarterly and annual financial statements and determines that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the Securities and Exchange Commission or the public.

       2. In consultation with the independent auditor and management review the integrity of the Company's financial reporting processes, both internal and external.

       3. Consider the independent auditor's judgments about the quality and appropriateness (and not just acceptability) of the Company's accounting principles and judgments as applied in its financial reporting, on both an annual and quarterly basis.

       4. Consider and recommend to the Board, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

       5. Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

       6. Review with the independent auditor and the Company's legal counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company's financial statements.

       7. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

       8.  Prepare a report for inclusion in the Company's proxy statement.

    (c) PROCESS IMPROVEMENT

       1. Review with the independent auditor and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures for particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

       2. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

       3. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

       4. Review activities, organizational structure and qualifications of the financial and accounting personnel of the Company.

       5. Annually review and assess the adequacy of this Charter, amend it as appropriate, and seek and receive Board approval of the proposed changes.

       6. Provide Audit Committee Members with appropriate educational opportunities to assure an understanding of the business and environment in which the Company operates.

                                     [LOGO]

                                 CHATTEM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2001

    The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated March 12, 2001, appoints ZAN GUERRY and A. ALEXANDER TAYLOR II, and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 18, 2001, at the Company's principal executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, at one o'clock p.m. local time, and any adjournment(s) thereof, as specified in this Proxy:

1.   Election of Directors
     FOR / /                     AGAINST / /                     ABSTAIN / /
     INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS NAME IN THE LIST
                   BELOW:
                                               SCOTT L. PROBASCO, JR. and ZAN GUERRY
2.   Appointment of Arthur Andersen LLP as independent auditors
     FOR / /                     AGAINST / /                     ABSTAIN / /
3.   In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    The Board of Directors recommends affirmative votes for Items 1 and 2, and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

    The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                              Date: ____________________________

                                              __________________________________
                                                   Signature of Shareholder

                                              __________________________________
                                                   Signature of Shareholder

                                              PLEASE SIGN, DATE AND PROMPTLY
                                              RETURN IN THE ACCOMPANYING
                                              ENVELOPE--NO POSTAGE REQUIRED